UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2024

POWERFLEET, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39080	83-4366463
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

123 Tice Boulevard, Woodcliff Lake, New Jersey	07677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 996-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PWFL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 18, 2024, Powerfleet Israel Ltd. (“Powerfleet Israel”) and Pointer Telocation Ltd. (“Pointer” and, together with Powerfleet Israel, the “Borrowers”), each a wholly owned subsidiary of PowerFleet, Inc. (the “Company”), entered into an amended and restated credit agreement (the “A&R Credit Agreement”) with Bank Hapoalim B.M. (“Hapoalim”), which refinances the facilities under, and amends and restates, the existing credit agreement, dated August 19, 2019 (as amended, the “Prior Credit Agreement”).

The A&R Credit Agreement provides for (i) two senior secured term loan facilities denominated in NIS to Powerfleet Israel in an aggregate principal amount of $30 million, comprised of two facilities in the aggregate principal amounts of $20 million and $10 million, respectively (“Facility A” and “Facility B,” respectively, and, collectively, the “Term Facilities”), and (ii) two revolving credit facilities to Pointer in an aggregate principal amount of $20 million, comprised of two revolvers in the aggregate principal amounts of $10 million and $10 million, respectively (“Facility C” and “Facility D,” respectively, and, collectively, the “Revolving Facilities” and, together with the Term Facilities, the “Credit Facilities”). The Term Facilities will mature on March 18, 2029. The Revolving Facilities are available for successive one-month periods until and including March 18, 2025, unless the Borrowers deliver prior notice to Hapoalim of their request not to renew the Revolving Facilities.

The proceeds of the Term Facilities have been used by Powerfleet Israel for the prepayment of the term loans extended to Powerfleet Israel under the Prior Credit Agreement, and any remaining proceeds may be used for distributions. The proceeds of the Revolving Facilities may be used by Pointer for general corporate purposes, including working capital and capital expenditures.

The Credit Facilities continue to be secured by first ranking and exclusive fixed and floating charges, including by Powerfleet Israel over the entire share capital of Pointer and by Pointer over all of its assets, as well as cross guarantees between Powerfleet Israel and Pointer, except that the Borrowers’ holdings in Pointer do Brasil Comercial Ltda., Pointer Argentina S.A. and Pointer SA (PTY) Ltd. are excluded from such floating charges. No other assets of the Company will serve as collateral under the Credit Facilities.

Borrowings under the Term Facilities continue to be voluntarily prepayable at any time, in whole or in part, and are no longer subject to any prepayment premium. Voluntary prepayments of the Term Facilities must be made in minimum increments of NIS 1 million. In addition to certain customary mandatory prepayment requirements, the A&R Credit Agreement also requires Powerfleet Israel to make prepayments on the Term Facilities to the extent it receives distributions from Pointer, except for any such distributions made to cover certain expenses of Powerfleet Israel in its normal course of operations.

Facility A amortizes in quarterly installments over its five-year term and will be payable in the following aggregate annual amounts: (i) 10% of the principal amount of Facility A from March 18, 2024 until March 18, 2025, (ii) 25% of the principal amount of Facility A from March 18, 2025 until March 18, 2026, (iii) 27.5% of the principal amount of Facility A from March 18, 2026 until March 18, 2027, (iv) 27.5% of the principal amount of Facility A from March 18, 2027 until March 18, 2028, and (v) 10% of the principal amount of Facility A from March 18, 2028 until March 18, 2029. Facility B does not amortize and will be payable in full on March 18, 2029.

Borrowings under the Term Facilities will bear interest at a variable rate equal to the applicable prime interest rate, plus, in the case of borrowings under Facility A, 2.2% per annum, and, in the case of borrowings under Facility B, 2.3% per annum. Borrowings under Facility C will bear interest, in the case of borrowings made in NIS, at the applicable prime interest rate plus 2.5%, or, in the case of borrowings made in U.S. dollars, at SOFR plus 2.15%. Borrowings under Facility D will bear interest at the applicable interest rate set forth in the standard form documents entered into in connection with each utilization of Facility D. Borrowings under the Term Facilities will be denominated in NIS, based on the applicable conversion rate at the time of conversion but will be made available to the Borrowers in U.S. dollars if requested by the Borrowers.

Pointer is required to pay a credit allocation fee in NIS, with respect to Facility C, and a non-utilization fee in U.S. dollars, with respect to Facility D, in each case, equal to 0.5% per annum on undrawn and uncancelled amounts of the Revolving Facilities during the period commencing on March 18, 2024 and ending on the last day of the applicable availability period of such Revolving Facilities. The Borrowers have also paid certain upfront fees and other fees and expenses to Hapoalim in connection with the A&R Credit Agreement, including a one-time complex transaction fee of $75,000.

The A&R Credit Agreement contains certain customary affirmative and negative covenants, including financial covenants with respect to Pointer’s net debt levels, the ratio of each Borrower’s net debt to EBITDA, Powerfleet Israel’s minimum equity, the ratio of Powerfleet Israel’s equity to its total assets and the ratio of Pointer’s EBIT to current payments under the Credit Facilities. The A&R Credit Agreement also includes representations, warranties, events of default and other provisions customary for financings of this type. The occurrence of any event of default under the A&R Credit Agreement may result in all outstanding indebtedness under the Credit Facilities becoming immediately due and payable.

The foregoing description of the A&R Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in its entirety into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement, dated March 18, 2024, by and among PowerFleet Israel Ltd., Pointer Telocation Ltd. and Bank Hapoalim B.M.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* The schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERFLEET, INC.

	By:	/s/ David Wilson
	Name:	David Wilson
	Title:	Chief Financial Officer

Date: March 22, 2024